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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-2




Section 7.3 Indenture                             Distribution Date: 6/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                     491,388.89
               Class B Note Interest Requirement                      49,003.85
               Class C Note Interest Requirement                      86,310.44
                       Total                                         626,703.18

        Amount of the distribution allocable to the interest on the Notes per
               $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                        0.98278
               Class B Note Interest Requirement                        1.17611
               Class C Note Interest Requirement                        1.61111

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                       500,000,000
               Class B Note Principal Balance                        41,666,000
               Class C Note Principal Balance                        53,572,000

(iv)    Amount on deposit in Owner Trust Spread Account            5,952,380.00

(v)     Required Owner Trust Spread Account Amount                 5,952,380.00



                                              By:
                                                     ---------------------
                                              Name:  Patricia M. Garvey
                                              Title: Vice President